UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

August 10, 2026

Commission	Registrant; State of Incorporation;	IRS Employer
File Number	Address; and Telephone Number	Identification No.

1-3016	WISCONSIN PUBLIC SERVICE CORPORATION	39-0715160
(A Wisconsin Corporation)
2830 South Ashland Avenue
P.O. Box 19001
Green Bay, WI 54307-9001
(800) 450-7260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01  OTHER EVENTS.

On August 10, 2026, Wisconsin Public Service Corporation (the “Company”) entered into an Underwriting Agreement covering the issue and sale by the Company of $300,000,000 aggregate principal amount of Senior Notes, 6.05% Series Due August 15, 2056 (the “Senior Notes”). The Senior Notes are being issued and sold by the Company in an offering registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-3, Registration No. 333-279582 (the “Registration Statement”). The exhibits filed herewith under Item 9.01 are incorporated by reference as part of the Registration Statement.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

1.1	Underwriting Agreement, dated August 10, 2026, among the Company and BMO Capital Markets Corp., Citigroup Global Markets Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, and MUFG Securities Americas Inc., as representatives of the several underwriters, relating to $300,000,000 aggregate principal amount of the Company’s Senior Notes, 6.05% Series Due August 15, 2056.

4.1	Eighteenth Supplemental Indenture, dated as of August 13, 2026, between the Company and U.S. Bank Trust Company, National Association (as successor to Firstar Bank Milwaukee, N.A., National Association), as Trustee.

5.1	Opinion of Joshua M. Erickson, Vice President and Deputy General Counsel, WEC Business Services LLC

23.1	Consent of Joshua M. Erickson, Vice President and Deputy General Counsel, WEC Business Services LLC (included in Exhibit 5.1).

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISCONSIN PUBLIC SERVICE CORPORATION
(Registrant)

/s/ William J. Guc
Date: August 13, 2026	William J. Guc – Vice President and Controller

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